             FIRST AMENDMENT TO OPERATION AND MAINTENANCE AGREEMENT

     This FIRST AMENDMENT TO OPERATION AND MAINTENANCE AGREEMENT (this "First
Amendment") is made and entered into this 13 day of February, 2004, by and between BRADY POWER PARTNERS, a general partnership of the State of Nevada, with offices at 980 Greg Street, Sparks, Nevada 89431-6039 ("Owner"), ORMAT NEVADA
INC., a corporation incorporated in the State of Delaware, with offices at 980
Greg Street, Sparks, Nevada 89431-6039 ("Operator"), and WESTERN STATES
GEOTHERMAL COMPANY, a corporation incorporated in the State of Delaware, with offices at 980 Greg Street, Sparks, Nevada 89431-6039 ("Additional Operator").

     WHEREAS, as of January 1, 2002, Owner and Operator entered into the
Operation and Maintenance Agreement for the operation and maintenance of the geothermal power plants known as Brady and Desert Peak and associated wells by
Operator (the "Agreement"); and

     WHEREAS, the Parties wish to amend the Agreement so that for the period commencing November 30, 2002 and ending upon execution of that certain sublease between Operator and Owner which will provide certain access rights to the geothermal power plant known as Desert Peak (the "Agency Term"), Additional
Operator becomes an additional party to the Agreement as the named operator of the Desert Peak plant instead of Operator, and acting in its capacity as a principal, appoints Operator as its agent to perform the operation and maintenance of Desert Peak.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. By executing this First Amendment, for the Agency Term, Additional
Operator becomes a party to the Agreement and the named operator of the Desert
Peak plant in accordance with the terms of the Agreement in lieu of Operator.

     2. With Owner's full knowledge and consent, Operator is hereby appointed by
Additional Operator as its agent, and Operator accepts such appointment, to fulfill all of Additional Operator's obligations and liabilities under the
Agreement with respect to the operation and maintenance of Desert Peak for the
Agency Term.

     3. At the end of the Agency Term, Additional Operator shall cease to be party to or obligated under the Agreement and Operator shall continue to fulfill all of Operator's obligations and liabilities under the Agreement with respect to the operation and maintenance of both the Brady and the Desert Peak plants as an independent party, and no longer as agent of Additional Operator with respect to Desert Peak.

     4. This First Amendment shall be effective and operative as of November 30,
2002 without need for any further consents or agreements.

Execution Copy

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     5. The Agreement, as amended by this First Amendment, constitutes the entire agreement between the parties hereto relating to the subject matter thereof and hereof and remains in full force and effect.

     IN WITNESS WHEREOF the parties have entered into this First Amendment to
Operation and Maintenance Agreement on the date first written above.

BRADY POWER PARTNERS                     WESTERN STATES
                                         GEOTHERMAL COMPANY

ORNI 1 LLC

By: /s/ Connie Stechman                  By: /s/ Connie Stechman
    ----------------------------------       -----------------------------------
Name: Connie Stechman                    Name: Connie Stechman
Title: Assistant Secretary               Title: Assistant Secretary
       Ormat Funding Corp. Member

ORMAT NEVADA INC.

By: /s/ Ran Raviv
    ----------------------------------
Name: Ran Raviv
Title: Vice President

Execution Copy

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